Exhibit 99.1

PHH Corporation Comments on Settlement with New York State Department of Financial Services

Mount Laurel, NJ — November 9, 2016 — PHH Corporation (NYSE: PHH) (“PHH” or the “Company”) today issued the following statement in conjunction with the agreement to settle certain matters regarding legacy mortgage servicing and origination activities of PHH Mortgage Corporation and PHH Home Loans, LLC, as applicable, with the New York State Department of Financial Services (“DFS”).

“We have agreed to resolve concerns raised by the DFS arising from legacy servicing and origination examinations conducted between 2010 and 2014 in order to avoid the distraction and expense of litigation. While we provided detailed responses to the examination findings and worked cooperatively with the DFS on this matter, we concluded that settling these matters is in the best interest of PHH and its constituents. As acknowledged by the DFS in the agreement, PHH has made substantial strides in improving our servicing operations. These enhancements are part of our ongoing investments in compliance, technology, process management, and oversight infrastructure. We remain committed to making necessary enhancements in our operations and serving our customers in a fair and appropriate manner.”

Under the terms of the agreement, PHH will pay a civil monetary penalty of $28 million, engage an independent third-party auditor for a period of 12 months, and conduct a review of a sample of loans originated from 2008 to 2014 to review certain origination practices and disclosures. As previously stated, the agreement will not result in material changes to PHH’s legal reserves or reasonably possible losses in excess of such reserves.

About PHH Corporation

Headquartered in Mount Laurel, New Jersey, PHH Corporation is a leading provider of end-to-end mortgage solutions through its subsidiary, PHH Mortgage. Its outsourcing model and proven expertise, combined with a strong commitment to operational excellence and customer service, has enabled PHH Mortgage to become one of the largest non-bank originators and servicers of residential mortgages in the United States. PHH Mortgage provides mortgage solutions for the real estate market and financial institutions, and offers home financing directly to consumers. For additional information, please visit www.phh.com.

Forward-Looking Statements

Certain statements in this press release are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.  Generally, forward looking-statements are not based on historical facts but instead represent only our current beliefs regarding future events.  All forward-looking statements are, by their nature, subject to risks, uncertainties and other factors that could cause actual results, performance or achievements to differ materially from those expressed or implied in such forward-looking statements. Investors are cautioned not to place undue reliance on these forward-looking statements.  Such statements may be identified by words such as “expects,” “anticipates,” “intends,” “projects,” “estimates,” “plans,” “may increase,” “may fluctuate” and similar expressions or future or conditional verbs such as “will,” “should,” “would,” “may” and “could.”

You should understand that forward-looking statements are not guarantees of performance or results and are preliminary in nature. You should consider the areas of risk described under the heading “Cautionary Note Regarding Forward-Looking Statements” and “Risk Factors” in our periodic reports filed with the U.S. Securities and Exchange Commission, including our most recent Annual Report on Form 10-K and Quarterly Reports on Form 10-Q, in connection with any forward-looking statements that may be made by us or our businesses generally. Such periodic reports are available in the “Investors” section of our website at http://www.phh.com and are also available at http://www.sec.gov.  Except for our ongoing obligations to disclose material information under the federal securities laws, applicable stock exchange listing standards and unless otherwise required by law, we undertake no obligation to release publicly any updates or revisions to any forward-looking statements or to report the occurrence or non-occurrence of anticipated or unanticipated events.

Contact Information:

Investors

Hugo Arias

hugo.arias@phh.com

(856) 917-0108

Media

Dico Akseraylian

dico.akseraylian@phh.com

(856) 917-0066